Exhibit 10.3

JOINDER AGREEMENT

JOINDER AGREEMENT dated as of September 17, 2018 by CIBC Bank USA (the “Assuming Lender”), in favor of Goldman Sachs Middle Market Lending Corp., a Delaware corporation (the “Borrower”), and SunTrust Bank, as administrative agent under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Lenders from time to time party thereto and the Administrative Agent are parties to a Senior Secured Revolving Credit Agreement, dated as of September 11, 2017 (as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement, dated as of September 17, 2018, and as further amended, supplemented, amended and restated, or otherwise modified and in effect from time to time, the “Credit Agreement”).

Pursuant to Section 2.08(e) of the Credit Agreement, the Assuming Lender hereby agrees to (and does hereby) become a “Lender” under and for all purposes of the Credit Agreement with a Multicurrency Commitment equal to $50,000,000. Without limiting the foregoing, the Assuming Lender hereby agrees to be bound by and comply with all of the terms and provisions of the Credit Agreement applicable to it as a “Lender” thereunder.

Sections 9.06, 9.09 and 9.10 of the Credit Agreement apply to this Joinder Agreement mutatis mutandis.

IN WITNESS WHEREOF, the Assuming Lender has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

[Remainder of Page Intentionally Left Blank]

CIBC BANK USA,
as Assuming Lender

By:	/s/ Nicholas Jordan
Name: Nicholas Jordan
Title: Managing Director

Signature Page to CIBC Joinder Agreement

Accepted and agreed:

GOLDMAN SACHS MIDDLE MARKET
LENDING CORP.,
as Borrower

By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Authorized Signatory

Signature Page to CIBC Joinder Agreement

SUNTRUST BANK,
as Administrative Agent and an Issuing Bank

By:	/s/ Doug Kennedy
Name: Doug Kennedy
Title: Director

Signature Page to CIBC Joinder Agreement

BANK OF AMERICA, NATIONAL ASSOCIATION,
as an Issuing Bank

By:	/s/ Manisha Kumar
Name: Manisha Kumar
Title: Vice President

Signature Page to CIBC Joinder Agreement